Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Information

Overview
On August 30, 2019, Jason Industries, Inc. (the "Company") completed the sale of its North American Fiber Solutions segment (the "Business") to ACR II Motus Integrated Technologies Cooperatief U.A., Motus Pivot MX Holding B.V., Motus Pivot Holding B.V. and Motus Pivot Inc. (collectively, the "Motus Group"), pursuant to an agreement dated as of August 11, 2019, by and between two subsidiaries of the Company and the Motus Group (the "Sale Agreement"), for a purchase price of $85.0 million, subject to certain adjustments as set forth in the Sale Agreement (the "Transaction"). The final purchase price is subject to a reduction by no more than $5 million dependent on the outcome of certain commercial activities with a measurement period ending October 31, 2019, and is also subject to a net working capital adjustment to be settled within 110 days of the closing date.
Unaudited Pro Forma Consolidated Financial Statements
The following unaudited pro forma consolidated financial statements have been prepared to reflect the sale of the Company's ownership interests in the Business. The pro forma consolidated financial statements are presented based on available information and certain assumptions that management believes are reasonable, reflecting the effect of the sale of the Business on assets, liabilities, revenues and expenses directly attributable to the Transaction. The assumptions and estimates underlying the unaudited adjustments to the pro forma consolidated financial statements are described in the accompanying notes, which should be read in conjunction with the pro forma consolidated financial statements.
The unaudited pro forma consolidated balance sheet as of June 28, 2019 shows the financial position of the Company as if the Transaction had occurred on June 28, 2019, the Company's latest balance sheet date. The unaudited pro forma consolidated statements of operations for the the six months ended June 28, 2019 and for the years ended December 31, 2018, 2017, and 2016 reflect the Transaction as if it had occurred on January 1, 2016, the beginning of the earliest period presented. The results of operations related to the Company's former European Fiber Solutions business that was divested on August 30, 2017 are included within continuing operations within the unaudited pro forma consolidated statements of operations for the years ended December 31, 2017, and 2016 as the component did not meet the criteria for discontinued operations presentation at the time of the divestiture.
The unaudited pro forma consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results of the Company. The unaudited pro forma financial statements do not purport to project the future operating results or financial position of the Company following the Transaction. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with:

•
The consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2018 that the Company filed with the Securities and Exchange Commission ("SEC") on May 13, 2019 (the "2018 10-K/A"); and

•
The unaudited interim condensed consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 2019 that the Company filed with the SEC on August 12, 2019 (the "Second Quarter 2019 10-Q").

In the unaudited pro forma consolidated financial statements, the amounts reflected in the columns presented are further described below:
Jason Industries, Inc. as Reported
This column represents the Company's historical consolidated financial statements for each of the periods presented. The condensed consolidated balance sheet as of June 28, 2019 and the condensed consolidated statement of operations for the six months ended June 28, 2019 were derived from the Company's Second Quarter 2019 10-Q. The consolidated statements of operations for the years ended December 31, 2018, 2017, and 2016 were derived from the Company’s 2018 10-K/A.

Fiber Solutions Discontinued Operations
This column represents the unaudited pro forma financial information related to the Business discontinued operations and reflects the financial results of the Business, which only includes certain costs that are directly attributable to the operating results of the Business. The Business' balance sheet as of June 28, 2019, the Business' statement of operations for the six months ended June 28, 2019, and the Business' statements of operations for the years ended December 31, 2018, 2017, and 2016 were derived from the Company’s financial records.
There are no pro forma adjustments to the Company's unaudited consolidated statement of operations for the six months ended June 28, 2019 or the statements of operations for the years ended December 31, 2018, 2017, and 2016, as the Company believes that the financial records of the Business are consistent with the guidance for discontinued operations under accounting principles generally accepted in the United States of America.
Pro Forma Adjustments
A limited number of pro forma adjustments are required to disclose the impact that the Transaction would have had on the Company's consolidated balance sheet as of June 28, 2019 and are further described in the accompanying notes. Estimates used in preparing these pro forma adjustments may change as the Company finalizes the accounting for the Transaction to be reported in both the Company's Quarterly Report on Form 10-Q for the quarter ending September 27, 2019 and Annual Report on Form 10-K for the year ending December 31, 2019.

Jason Industries, Inc.
Unaudited Proforma Consolidated Statement of Operations
Six Months Ended June 28, 2019
(In thousands, except per share amounts)

	Jason Industries, Inc. As Reported	Fiber Solutions Discontinued Operations	Pro Forma Jason Industries, Inc. Continuing Operations

Net sales	$280,281	$(69,237)	$211,044
Cost of goods sold	227,703	(59,325)	168,378
Gross profit	52,578	(9,912)	42,666
Selling and administrative expenses	51,621	(8,338)	43,283
Loss on disposals of property, plant and equipment - net	8	(4)	4
Restructuring	2,785	(267)	2,518
Operating (loss) income	(1,836)	(1,303)	(3,139)
Interest expense	(16,593)	35	(16,558)
Equity income	122	—	122
Other (loss) income - net	(347)	26	(321)
Loss before income taxes	(18,654)	(1,242)	(19,896)
Tax provision (benefit)	1,518	(2,390)	(872)
Net loss	(20,172)	1,148	(19,024)
Accretion of preferred stock dividends	1,640	—	1,640
Net loss available to common shareholders of Jason Industries	$(21,812)	$1,148	$(20,664)

Net loss per share available to common shareholders of Jason Industries:
Basic and diluted	$(0.77)		$(0.73)
Weighted average number of common shares outstanding:
Basic and diluted	28,204		28,204

Jason Industries, Inc.
Unaudited Proforma Consolidated Statement of Operations
Year Ended December 31, 2018
(In thousands, except per share amounts)

	Jason Industries, Inc. As Reported	Fiber Solutions Discontinued Operations	Pro Forma Jason Industries, Inc. Continuing Operations

Net sales	$612,948	$(161,961)	$450,987
Cost of goods sold	486,668	(136,461)	350,207
Gross profit	126,280	(25,500)	100,780
Selling and administrative expenses	106,470	(16,640)	89,830
(Gain) loss on disposals of property, plant and equipment - net	(1,142)	(72)	(1,214)
Restructuring	4,458	(2,659)	1,799
Operating income (loss)	16,494	(6,129)	10,365
Interest expense	(33,437)	94	(33,343)
Equity income	1,024	—	1,024
Other income - net	654	40	694
Loss before income taxes	(15,265)	(5,995)	(21,260)
Tax benefit	(2,105)	(3,453)	(5,558)
Net loss	(13,160)	(2,542)	(15,702)
Accretion of preferred stock dividends and redemption premium	4,070	—	4,070
Net loss available to common shareholders of Jason Industries	$(17,230)	$(2,542)	$(19,772)

Net loss per share available to common shareholders of Jason Industries:
Basic and diluted	$(0.62)		$(0.72)
Weighted average number of common shares outstanding:
Basic and diluted	27,595		27,595

Jason Industries, Inc.
Unaudited Proforma Consolidated Statement of Operations
Year Ended December 31, 2017
(In thousands, except per share amounts)

	Jason Industries, Inc. As Reported	Fiber Solutions Discontinued Operations	Pro Forma Jason Industries, Inc. Continuing Operations

Net sales	$648,616	$(183,633)	$464,983
Cost of goods sold	517,764	(151,329)	366,435
Gross profit	130,852	(32,304)	98,548
Selling and administrative expenses	103,855	(16,717)	87,138
(Gain) loss on disposals of property, plant and equipment - net	(759)	(17)	(776)
Restructuring	4,266	(457)	3,809
Operating income (loss)	23,490	(15,113)	8,377
Interest expense	(33,089)	76	(33,013)
Gain on extinguishment of debt	2,201	—	2,201
Equity income	952	—	952
Loss on divestiture	(8,730)	—	(8,730)
Other income - net	319	—	319
Loss before income taxes	(14,857)	(15,037)	(29,894)
Tax benefit	(10,384)	(4,927)	(15,311)
Net loss	(4,473)	(10,110)	(14,583)
Less net gain (loss) attributable to noncontrolling interests	5	—	5
Net loss attributable to Jason Industries	(4,478)	(10,110)	(14,588)
Accretion of preferred stock dividends	3,783	—	3,783
Net loss available to common shareholders of Jason Industries	$(8,261)	$(10,110)	$(18,371)

Net loss per share available to common shareholders of Jason Industries:
Basic and diluted	$(0.32)		$(0.70)
Weighted average number of common shares outstanding:
Basic and diluted	26,082		26,082

Jason Industries, Inc.
Unaudited Proforma Consolidated Statement of Operations
Year Ended December 31, 2016
(In thousands, except per share amounts)

	Jason Industries, Inc. As Reported	Fiber Solutions Discontinued Operations	Pro Forma Jason Industries, Inc. Continuing Operations

Net sales	$705,519	$(216,998)	$488,521
Cost of goods sold	574,412	(187,533)	386,879
Gross profit	131,107	(29,465)	101,642
Selling and administrative expenses	113,797	(16,213)	97,584
Impairment charges	63,285	(26,100)	37,185
(Gain) loss on disposals of property, plant and equipment - net	880	20	900
Restructuring	7,232	(1,033)	6,199
Operating income (loss)	(54,087)	13,861	(40,226)
Interest expense	(31,843)	(2)	(31,845)
Equity income	681	—	681
Other income - net	900	—	900
Loss before income taxes	(84,349)	13,859	(70,490)
Tax benefit	(6,296)	(4,657)	(10,953)
Net loss	(78,053)	18,516	(59,537)
Less net gain (loss) attributable to noncontrolling interests	(10,818)	2,574	(8,244)
Net loss attributable to Jason Industries	(67,235)	15,942	(51,293)
Accretion of preferred stock dividends	3,600	—	3,600
Net loss available to common shareholders of Jason Industries	$(70,835)	$15,942	$(54,893)

Net loss per share available to common shareholders of Jason Industries:
Basic and diluted	$(3.15)		$(2.44)
Weighted average number of common shares outstanding:
Basic and diluted	22,507		22,507

Jason Industries, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of June 28, 2019
(In thousands)

	Jason Industries, Inc. As Reported	Fiber Solutions Discontinued Operations	Pro Forma Adjustments		Jason Industries, Inc. Continuing Operations

Assets
Current assets
Cash and cash equivalents	$27,911	$(1,996)	$73,631	(a)	$99,546
Accounts receivable - net	70,179	(20,703)	—		49,476
Inventories	67,408	(7,930)	—		59,478
Other current assets	12,112	(5,443)	—		6,669
Total current assets	177,610	(36,072)	73,631		215,169
Property, plant and equipment - net	128,068	(41,152)	—		86,916
Right-of-use operating lease assets	41,957	(11,871)	—		30,086
Goodwill	45,961	—	—		45,961
Other intangible assets - net	112,049	(18,111)	—		93,938
Other assets - net	10,888	(310)	—		10,578
Total assets	$516,533	$(107,516)	$73,631		$482,648

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities
Current portion of long-term debt	$6,576	$(875)	$—		$5,701
Current portion of operating lease liabilities	7,686	(2,193)	—		5,493
Accounts payable	48,784	(12,176)	—		36,608
Accrued compensation and employee benefits	12,063	(1,135)	—		10,928
Accrued interest	80	—	—		80
Other current liabilities	15,021	(1,717)	(576)	(b)(c)	12,728
Total current liabilities	90,210	(18,096)	(576)		71,538
Long-term debt	385,417	(848)	—		384,569
Long-term operating lease liabilities	35,839	(9,267)	—		26,572
Deferred income taxes	16,817	(6)	(1,365)	(b)	15,446
Other long-term liabilities	16,365	(577)	—		15,788
Total liabilities	544,648	(28,794)	(1,941)		513,913

Shareholders’ (Deficit) Equity
Preferred stock	42,247	—	—		42,247
Jason Industries common stock	3	—	—		3
Additional paid-in capital	155,096	—	—		155,096
Retained deficit	(199,756)	(78,468)	75,318	(e)	(202,906)
Accumulated other comprehensive loss	(25,705)	(254)	254	(d)	(25,705)
Total shareholders’ (deficit) equity	(28,115)	(78,722)	75,572		(31,265)
Total liabilities and shareholders’ (deficit) equity	$516,533	$(107,516)	$73,631		$482,648

1.	Basis of Presentation
The historical results of operations of Jason Industries, Inc. are derived from the Company's unaudited interim condensed consolidated statement of operations for the six months ended June 28, 2019 and the audited consolidated statement of operations for the years ended December 31, 2018, 2017, and 2016. The Business' statement of operations for the six months ended June 28, 2019, and the Business' statements of operations for the years ended December 31, 2018, 2017, and 2016 were derived from the Company’s financial records. The unaudited pro forma consolidated statements of operations for the the six months ended June 28, 2019 and for the years ended December 31, 2018, 2017, and 2016 reflect the transaction as if it had occurred on January 1, 2016, the beginning of the earliest period presented. The results of operations related to the Company's former European Fiber Solutions business that was divested on August 30, 2017 are included within continuing operations within the unaudited pro forma consolidated statements of operations for the years ended December 31, 2017, and 2016 as the component did not meet the criteria for discontinued operations presentation at the time of the divestiture.
The historical balance sheets of Jason Industries, Inc. are derived from the Company's unaudited interim condensed consolidated balance sheet as of June 28, 2019. The Business' balance sheet as of June 28, 2019 was derived from the Company’s financial records. The unaudited pro forma consolidated balance sheet as of June 28, 2019 shows the financial position of the Company as if the transaction had occurred on June 28, 2019, the Company's latest balance sheet date.
The historical financial information has been adjusted to give pro forma effect to events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) expected to have a continuing impact on the future results of the Company.

2.	Notes to the Unaudited Pro Forma Consolidated Financial Statements

(a)
Represents the cash proceeds received at closing in connection with the North American Fiber Solutions divestiture of $77.3 million of adjusted purchase price, less estimated transaction costs of $3.6 million related primarily to investment banking, legal, employee retention agreements, and other professional fees, which were unpaid as of June 28, 2019. In accordance with the purchase agreement, the purchase price is reduced by debt assumed and increased by cash acquired, with the exception of $2.5 million of U.S. cash. Such proceeds have been shown as an addition to the recorded cash balance given the Company’s intent to reinvest in its businesses in the future.

The final purchase price is subject to finalization of net working capital to be settled within at least 110 days of the closing date. Contingent consideration of $5 million has not been reflected in the proceeds within these pro forma adjustments as such contingent consideration is not yet factually supportable, but will be accounted for when deemed realizable in future periods.
The pro forma cash proceeds is calculated as follows (in thousands):

Base purchase price	$85,000
Less: contingent purchase price not yet earned	(5,000)
Less: debt assumed	(1,723)
Less: pension obligations assumed	(520)
Plus: cash sold	1,996
Less: cash balance required at closing	(2,500)
Adjusted purchase price	77,253
Less: transaction expenses	(3,622)
Pro forma cash proceeds	$73,631

(b)
The unaudited pro forma condensed consolidated balance sheet contains tax adjustments associated with the Company’s income tax impacts from the estimated taxable gain on divestiture of the Business, based on the applicable federal U.S. statutory rate of 21.0% and blended state tax rate of 3.4%, net of federal benefit, resulting in an increase to other current liabilities for income taxes payable of $0.1 million and a decrease to deferred income taxes of $1.4 million. The changes to income taxes payable and deferred income taxes are as follows (in thousands):

Current taxes payable (other current liabilities)
Recognition of deferred tax liability on gain on sale	$9,497
Utilization of interest deduction carryforwards	(2,456)
Utilization of net operating loss carryforwards, tax credits and current losses	(6,990)
Net change in current taxes payable	$51

Deferred income tax liabilities (net)
Recognition of deferred tax liability on gain on sale	$(9,497)
Utilization of interest deduction carryforwards	2,456
Utilization of net operating loss carryforwards and tax credits	5,676
Net change in deferred income tax liabilities (net)	$(1,365)

(c)	Adjustment includes $0.6 million of transaction expenses that were incurred and accrued but not yet paid as of June 28, 2019, which will be paid prior to or upon the closing of the transaction.

(d)	Represents the expected reclassification of accumulated other comprehensive loss into earnings in connection with the sale of the North American Fiber Solutions business.
(e)    Represents the net effect of the pro forma adjustments described in notes (a) through (d) above.